Exhibit 99.2

ADVANCEPIERRE FOODS ANNOUNCES PRICING OF SECONDARY OFFERING

Cincinnati, OH – January 18, 2017 – AdvancePierre Foods Holdings, Inc. (“AdvancePierre”), a leading national producer and distributor of sandwiches, sandwich components and other entrées and snacks, today announced the pricing of the previously announced underwritten secondary offering of 12,500,000 shares of its common stock held by certain of its stockholders, including funds managed by Oaktree Capital Management, L.P. and members of AdvancePierre’s management, at $27.00 per share. Certain of the selling stockholders have also granted the underwriters a 30-day option to purchase up to 1,875,000 additional shares of common stock at $27.00 per share, less underwriting discounts and commissions.

The offering is expected to close on January 24, 2017, subject to the satisfaction of customary closing conditions.

The selling stockholders will receive all of the proceeds of the offering. AdvancePierre is not offering any shares of its common stock in the offering and will not receive any proceeds from the offering.

Morgan Stanley, Credit Suisse and Barclays are acting as joint lead book-running managers for the offering and as representatives of the underwriters. BMO Capital Markets, Deutsche Bank Securities, Goldman, Sachs & Co. and Wells Fargo Securities are also acting as joint book-running managers for the offering. A registration statement, including a prospectus, on Form S-1 relating to these securities has been filed with, and declared effective by, the U.S. Securities and Exchange Commission. Copies of the prospectus related to the offering may be obtained from the representatives of the underwriters: Morgan Stanley, Attention: Prospectus Department, 180 Varick Street, Second Floor, New York, New York 10014; Credit Suisse, Attention: Prospectus Department, One Madison Avenue, New York, NY 10010, by email at newyork.prospectus@credit-suisse.com, or by calling 1-800-221-1037; or Barclays, c/o Broadridge Financial Solutions, Attention: Prospectus Department, 1155 Long Island Avenue, Edgewood, NY 11717, by email at Barclaysprospectus@broadridge.com, or by calling 1-888-603-5847.

A registration statement on Form S-1 relating to the shares of common stock being offered by the selling stockholders has been declared effective by the U.S. Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About AdvancePierre Foods

AdvancePierre Foods Holdings, Inc., headquartered in Cincinnati, Ohio, is a leading national producer and distributor of value-added, convenient, ready-to-eat sandwiches, sandwich components and other entrées and snacks to a wide variety of distribution outlets including foodservice, retail and convenience store providers. With revenues of $1.6 billion in 2015 and more than 4,000 employees, the Company offers a broad line of products across all day parts including: ready-to-eat sandwiches, such as breakfast sandwiches, peanut butter and jelly sandwiches and hamburgers; sandwich components, such as fully cooked hamburger and chicken patties, and Philly steaks; and other entrées and snacks, such as country-fried steak, stuffed entrées, chicken tenders and cinnamon dough bites.

Forward-Looking Statements

This press release contains “forward-looking statements.” These statements relate to the offering and other statements that are not historical fact. Forward-looking statements are based on AdvancePierre’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the closing of the offering and such other factors discussed in AdvancePierre’s filings with the Securities and Exchange Commission, including those described under the caption “Risk Factors” in the registration statement on Form S-1.

For Further Information:

Investors

John W. Morgan, 513-372-9338

Vice President, Investor Relations

John.Morgan@advancepierre.com

Media

Vehr Communications

Laura Phillips, 513-381-8347

lphillips@vehrcommunications.com